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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 10, 2002
Date of Report (Date of Earliest Event Reported)

FIRST COMMUNITY BANCORP
(Exact Name of Registrant As Specified In Its Charter)

CALIFORNIA
(State or Other Jurisdiction of Incorporation)

00-30747	33-0885320
(Commission File Number)	(IRS Employer Identification No.)

6110 El Tordo
Rancho Santa Fe, California 92067
(Address of Principal Executive Offices)(Zip Code)

(858) 759-8300
(Registrant's Telephone Number, including Area Code)

Item 5.                Other Events.

        On April 25, 2002, First Community Bancorp ("First Community") entered into an Agreement and Plan of Merger, by and among First Community, Rancho Santa Fe National Bank ("RSF") and First National Bank ("FNB"), pursuant to which FNB will merge with and into RSF.

        First Community hereby files as exhibits to this Current Report on Form 8-K: (i) the audited consolidated balance sheets of FNB as of December 31, 2001 and 2000 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999 and the auditors' report of KPMG LLP with respect there to; and (ii) the unaudited consolidated balance sheets of FNB as of March 31, 2002 and December 31, 2001 and the related consolidated statements of income and cash flows for the quarters ended March 31, 2002 and 2001 and changes in shareholders' equity for the quarter ended March 31, 2002. These items are hereby incorporated herein by this reference to Exhibits 99.1 and 99.2.

Item 7.                Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit Number	Description
23.1	Consent of KPMG LLP.
99.1
Audited consolidated balance sheets as of December 31, 2001 and 2000 and audited consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999 of First National Bank.
99.2
Consolidated balance sheets as of March 31, 2002 and December 31, 2001 and consolidated statements of income and cash flows for the quarters ended March 31, 2002 and March 31, 2001 and changes in shareholders' equity for the quarter ended March 31, 2002 of First National Bank.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: June 10, 2002

FIRST COMMUNITY BANCORP
By:	/s/ LYNN M. HOPKINS Name: Lynn M. Hopkins Title: Chief Financial Officer

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Index

Exhibit Number	Description
23.1	Consent of KPMG LLP with respect to First National Bank.
99.1
Audited consolidated balance sheets as of December 31, 2001 and 2000 and audited consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended December 31, 2001, 2000 and 1999 of First National Bank.
99.2
Consolidated balance sheets as of March 31, 2002 and December 31, 2001 and consolidated statements of income and cash flows for the quarters ended March 31, 2002 and March 31, 2001 and changes in shareholders' equity for the quarter ended March 31, 2002 of First National Bank.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
Exhibit Index